EXHIBIT 10.1

                       SEVERANCE AGREEMENT

     This Severance Agreement ("Agreement"), made and entered into on this 25th day of August, 1994, by and between LABONE, INC. ("LabOne") and KENNETH A. STELZER ("Employee");
     WITNESSETH:
     WHEREAS, LabOne (formerly known as Home Office Reference Laboratory, Inc.) and Employee entered into an Employment Agreement, dated August 19, 1993, as amended November 12, 1993 ("Employment Agreement"); and
     WHEREAS, LabOne and Employee have agreed to the termination of Employee's employment; and
     WHEREAS, LabOne and Employee desire to enter into agreements with respect to such termination and to their relationship after Employee's termination;
     NOW, THEREFORE, in consideration of the promises herein contained, the parties hereto agree as follows:
     1. The effective date of Employee's termination shall be midnight, August 25, 1994 ("Termination Date").
     2. Employee hereby resigns all offices held by Employee with LabOne and resigns as a member of the Board of Directors and as a member of all committees of the Board of Directors of LabOne. Such resignations shall be effective as of the Termination Date.
     3. Employee acknowledges his obligations pursuant to Section 5 of the Employment Agreement and agrees to fulfill the requirements of said Section 5 of the Employment Agreement for a period of two (2) years following the Termination Date.
     4. Employee acknowledges his continuing obligations pursuant to Sections 6 and 11 of the Employment Agreement and agrees to continue hereafter to fulfill the requirements of said Sections 6 and 11 of the Employment Agreement.
     5. For a period of two (2) years after the Termination Date, Employee agrees that he will perform such consulting or other services as may reasonably be requested by LabOne, provided that such services do not unreasonably interfere with any other employment engaged in by Employee.
     6. Employee agrees that he shall not hereafter say, write or do anything which has an adverse effect on the business, affairs, reputation or interests of LabOne. Employee acknowledges that he has been privy to attorney-client communications concerning LabOne's business and legal affairs. Employee agrees never to disclose to anyone any advice, recommendation or work product of any of LabOne's attorneys without having first received a writing from LabOne authorizing any such disclosure, unless Employee gives LabOne prompt written notice in order to permit LabOne to seek injunctive relief to protect its interests in the event of any attempt by a third party to require any such disclosure by Employee and such disclosure by Employee is subsequently required by a final order of a court of competent jurisdiction.
     7. Employee hereby represents and warrants that he has to his best knowledge and belief disclosed to LabOne all technology, inventions, discoveries, improvements, processes, formulae (secret or otherwise), ideas, know-how, methods, compositions, research projects, computer software programs and developments (collectively "Developments"), whether or not such Developments are patentable or copyrightable, which Employee by himself or in conjunction with other persons has conceived, made, developed or acquired during his employment by LabOne. Employee hereby assigns, transfers and conveys all of his right, title and interest in and to any and all such Developments to LabOne, which Developments shall become and remain the sole and exclusive property of LabOne. All files of Employee pertaining to any business of LabOne shall be and are the property of LabOne and Employee represents that he has delivered to LabOne all of such files.
     8. This Agreement shall not alter any right Employee has as a terminated employee under LabOne's Long-Term Incentive Plan, Profit Sharing 401(K) Plan, Employees' Money Purchase Pension Plan and Medical Benefits Plan.
     9. Except as otherwise provided herein, the Employment Agreement is hereby terminated and is of no further force or effect.
     10. Employee hereby releases and discharges LabOne and its subsidiaries, Seafield Capital Corporation and its subsidiaries, and their respective officers, directors, agents, employees, representatives, successors and assigns, from and against any and all demands, claims, causes of actions, sums due (except for those provided herein), damages, costs and expenses, related to or arising out of the Employment Agreement, or related to or arising out of any act or omission of LabOne or its subsidiaries, Seafield or its subsidiaries, or their respective officers, directors, agents, employees or representatives, from the beginning of time through the date hereof, whether such demands, claims or causes of action are presently known or unknown. LabOne hereby releases and discharges Employee from and against any and all demands, claims, causes of actions, sums due, damages, costs and expenses (except for those arising out of any breach by Employee of his obligations under this Agreement), related to or arising out of the Employment Agreement, or related to or arising out of any act or omission of Employee from the beginning of time through the date hereof, whether such demands, claims or causes of action are presently known or unknown.
     11. LabOne agrees to pay to Employee in cash on the following dates as severance payments the sums set forth below, provided that Employee has not violated any provision set forth in this Agreement as of each of such dates:


Dates                                   Severance Payments
- - -----                                   ------------------
Date of execution of this
Agreement                               $15,000

Monthly on the first day of             $6,000 per month
each month for a period of
twenty-four (24) consecutive
months, commencing on the
first day of the month
following the Termination Date.

January 3, 1995                         The sum of (a) the
                                        product of 10,973
                                        multiplied by the amount
                                        by which the average of
                                        the high and low sales
                                        prices per share for the
                                        common stock of LabOne,
                                        as reported on the
                                        National Association of
                                        Securities Dealers
                                        Automated Quotations
                                        System ("NASDAQ") on
                                        December 30, 1994,
                                        exceeds $9.875, plus (b)
                                        the product of 2,000
                                        multiplied by the amount
                                        by which the average of
                                        the high and low sales
                                        prices per share for the
                                        common stock of LabOne,
                                        as reported on the NASDAQ
                                        on December 30, 1994,
                                        exceeds $14.75

March 1, 1995                           The product of 9,028
                                        multiplied by the amount
                                        by which the average of
                                        the high and low sales
                                        prices per share for the
                                        common stock of LabOne,
                                        as reported on the NASDAQ
                                        on February 28, 1995,
                                        exceeds $11.125

First day of the twenty-fifth           $40,366 final payment
(25) month following the
Termination Date.

     12. LabOne agrees to pay to an outplacement services firm selected by Employee such firm's reasonable charges for services in assisting Employee with his search for new employment, in an amount not to exceed $20,000.
     13. LabOne agrees to furnish Employee with the reasonable use of a LabOne secretary to provide Employee with stenographic services in his search for new employment, for a period not to exceed two (2) years. LabOne agrees to extend to Employee call-forwarding privileges to forward all incoming calls to Employee to a telephone number designated by Employee.
               14. LabOne agrees to transfer into Employee's name four (4) University of Kansas basketball tickets for the 1994-1995 season.
     15.  LabOne agrees to assign to Employee as of the Termination
Date the title to the LabOne automobile which is currently being provided to Employee.
     16. LabOne will continue to provide Employee with membership privileges on LabOne's corporate membership in the Milburn Country
Club ("Club") for a period of two (2) years after the Termination
Date. During such period LabOne will pay the regular base dues of $266.26 per month for Employee membership in the Club and Employee will pay all other charges assessed for Employee's use of the Club.
     17. LabOne and Employee agree that in the event that Employee violates any provision set forth in this Agreement, or in the event that any court enters a finding or order holding that any provision of this Agreement is void, unenforceable or constitutes an unreasonable restriction against Employee, Employee shall repay to LabOne all sums paid to him hereunder by LabOne, together with interest thereon at the prime rate established by Commerce
Bank of Kansas City, N.A. LabOne and Employee further agree that in the event Employee violates paragraphs 3, 4 or 6 hereof, LabOne is reasonably likely to suffer irreparable damages which may be difficult or impossible to value in monetary damages.
     18. The parties hereto agree that the obligations contained in paragraphs 4 and 6 hereof shall survive and continue after the expiration of the two (2) year period referred to in paragraph 3 hereof.
     19. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and are superseded by this Agreement. This Agreement may not be amended without the written consent of the parties hereto.
     20.  This Agreement is not assignable by Employee.  This
Agreement shall bind any successor of LabOne.
     IN WITNESS WHEREOF, this Agreement has been executed and entered into as of the date and year first above written.

                                     LABONE, INC.
                                     By:   /s/ Gregg R. Sadler
                                         -------------------------

                                        /s/ Kenneth A. Stelzer
                                     -----------------------------